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                                                                       EXHIBIT 5


                                  June 30, 1998


NBC Acquisition Corp.
4700 South 19th Street
Lincoln, NE  68501-0529


                       Registration Statement on Form S-4

Ladies and Gentlemen:

            In connection with the Registration Statement on Form S-4 (Registration Statement No. 333-48225) (the "Registration Statement") filed by NBC Acquisition Corp., a Delaware corporation ("Holdings"), with the Securities and Exchange Commission (the "SEC") on March 19, 1998, under the Securities Act of 1933, as amended (the "Act"), and the rules and regulations promulgated under the Act, we have been requested to render our opinion as to the legality of the securities being registered. The Registration Statement relates to the registration under the Act of Holdings' 10 3/4% Senior Discount Debentures due 2009 (the "Exchange Debentures"). The Exchange Debentures are to be offered in exchange for the 10 3/4% Senior Discount Debentures due 2009 (the "Initial Debentures") issued and sold by Holdings on February 13, 1998 in an offering exempt from registration under the Act. The Exchange Debentures will be issued by Holdings under the Indenture (the "Indenture"), dated as of February 13, 1998, between Holdings and United States Trust Company of New York, as trustee (the "Trustee"). Capitalized terms used in this letter and not otherwise defined shall have the respective meanings given them in the Registration Statement.

            In connection with this opinion, we have examined originals, conformed copies or photocopies, certified or otherwise identified to our satisfaction, of the following documents:

            (i)   the Registration Statement (including its exhibits);

            (ii) the Indenture included as Exhibit 4.1 to the Registration Statement; and

            (iii) the form of the Exchange Debentures included as Exhibit 4.4 to the Registration Statement.
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            In addition, we have examined (i) those corporate records of
Holdings as we have considered appropriate, including copies of its certificate of incorporation, as amended, and by-laws, as amended, in each case as in effect on the date of this letter, and certified copies of resolutions of the board of directors of Holdings; and (ii) those other certificates, agreements and documents as we deemed relevant and necessary as a basis for the opinions expressed below.


             In our examination of these documents, we have assumed, without independent investigation, the genuineness of all signatures, the enforceability of the documents against each party to them other than Holdings, the authenticity of all documents submitted to us as certified, photostatic, reproduced or conformed copies of existing agreements or other documents, the authenticity of the latter documents and the legal capacity of all individuals who have executed any of the documents which we examined.


            In expressing the opinions set forth below, we have relied upon the factual matters contained in the representations and warranties of Holdings made in the documents and upon certificates of public officials and Holdings, and we have assumed that the Exchange Debentures will be issued as described in the Registration Statement.

            Based on the foregoing, and subject to the assumptions, exceptions and qualifications stated in this letter, we are of the opinion that:

            1. The Indenture represents a valid and binding obligation of Holdings enforceable against Holdings in accordance with its terms, except that enforceability may be subject to bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium or other similar laws affecting creditors' rights generally and general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

            2. When issued, authenticated and delivered as provided in the Indenture, the Exchange Debentures will be legal, valid and binding obligations of Holdings enforceable against Holdings in accordance with their terms, except that enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium and other similar laws affecting creditors' rights generally and general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

            Our opinions expressed above are limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States. Please be advised that no member of this firm is admitted to practice in the State of Delaware. Our opinions are rendered only with respect to the laws, and the rules, regulations and orders promulgated under those laws, that are currently in effect.
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            We consent to the use of our name in the Registration Statement and in the prospectus included in the Registration Statement as our name appears under the caption "Legal Matters" and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required by the Act or by the rules and regulations under the Act.

                                    Very truly yours,

                                    /s/ Paul, Weiss, Rifkind, Wharton & Garrison

                                    PAUL, WEISS, RIFKIND, WHARTON & GARRISON